UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2017

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 7108607
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.        Entry Into A Material Definitive Agreement.
Item 8.01.        Other Events.

On October 30, 2017, Pluristem Therapeutics Inc., or the Company, priced a public offering, or the Offering, of 9,000,000 shares of its common stock on the Tel Aviv Stock Exchange at a purchase price of NIS 5.90 per share (or approximately $1.67 per share at an assumed conversion rate of US $1 to NIS 3.528). The closing of the offering is expected to occur on or about October 31, 2017, subject to customary closing conditions.

On October 29, 2017, the Company engaged Leader Underwriters (1993) Ltd., or Leader, as its advisor for the Offering pursuant to an engagement letter, or the Engagement Letter.  Leader did not purchase or sell any of the shares offered in the Offering in its capacity as an advisor nor was Leader required to arrange for the sale of any specific number or dollar amount of securities, but agreed to use its best efforts to arrange for the sale of the securities offered in the Offering. In connection with the Offering, the Company agreed to pay Leader an advisory fee equal to 3% of the total amount of funds raised in the Offering, a management fee equal to 1% of the total amount of funds raised in the Offering, an additional success fee that may be paid upon the Company's discretion that shall not exceed 1% of the total amount of funds raised in the Offering, a distribution fee equal to 1% of the total amount of funds raised in the Offering and a fee of NIS 30,000 (approximately $8,500) for book running services.

The net proceeds to the Company are expected to be approximately $13,674,000 after deducting estimated expenses payable by the Company associated with the Offering, including fees payable to Leader. The Offering is being made pursuant to the Company's shelf registration statement on Form S-3 (Registration No. 333-218916), which was declared effective by the Securities and Exchange Commission on June 30, 2017, as well as in conjunction with a public offering the Company conducted in Israel pursuant to the Company's Israeli shelf registration statement.

On October 30, 2017, the Company issued a press release announcing the pricing of the Offering.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the Engagement Letter and the press release are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing summary description of the Offering and the documentation related thereto, including without limitation, the Engagement Letter, does not purport to be complete and is qualified in its entirety by reference to such exhibit.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(d).    Exhibits.

Exhibit No.   Description

1.1	Engagement Letter dated October 29, 2017, between Pluristem Therapeutics Inc. and Leader Underwriters (1993) Ltd.

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.

23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press Release dated October 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: October 30, 2017	By:	/s/ Erez Egozi
Erez Egozi
Chief Financial Officer